[LETTER TO RECOGNITION AND RETENTION PLAN ("RRP") PARTICIPANTS]



                                            June 5, 1998


To:  All Recognition and Retention Plan ("RRP") Participants

Re:  Annual Meeting of Shareholders to be held on June 15, 1998
     ----------------------------------------------------------


     As you know, Mid-Coast Bancorp, Inc. (the "Company"), established a new benefit plan and trust for the benefit of eligible employees of the Company and the Bank. This Plan is known as the Recognition and Retention Plan of Mid-Coast Bancorp, Inc. or the "RRP." Shares of the Company's common stock (the "Common Stock") were purchased by the RRP, and are held in trust by its trustee Merrill Merchants Bank (the "Trustee"). The RRP allows its participants to have certain voting rights at the Company's shareholder meetings with respect to shares of Common Stock held by the Trustee.

     In connection with the Annual Meeting of Shareholders of Mid-Coast Bancorp, Inc. to be held on July 15, 1998, enclosed are the following documents:

     1.    Confidential Voting Instruction card for the RRP;
     2. Proxy Statement dated June 5, 1998, including a Notice of the 1998 Annual Meeting of Shareholders; and
     3.    1998 Annual Report to Shareholders

     As a participant in the RRP, you have the right to direct the Trustee how to vote the shares awarded to you under the RRP as of June 1, 1998, the record date for the Annual Meeting (the "Record Date"), on the proposals to be voted on by the Company's Shareholders.

     Each RRP participant has the right to specify how the RRP Trustee should vote the shares awarded to such participant under the RRP as of the Record Date. In general, the Trustee will vote the shares awarded to you by casting votes FOR, AGAINST or ABSTAIN with respect to each proposal as you specify on the Confidential Voting Instruction card accompanying this letter. The number of shares awarded to you under the RRP are shown on the enclosed Confidential Voting Instruction card.

     The Trustee's fiduciary duties require it to vote any shares not yet awarded under the RRP, in a manner determined to be prudent and solely in the interest of the RRP participants and beneficiaries. With respect to shares of Common Stock not yet awarded under the RRP, the Trustee will, to the extent consistent with its fiduciary duties, vote such shares in a manner calculated to most accurately reflect the instructions received from other participants in the RPP. If you do not direct the Trustee how to vote the shares awarded to you under the RRP, such shares will not be voted.


                            *    *    *    *    *


     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. You should then seal the completed card in the enclosed envelope and return it directly to the Trustee using the postage-paid return envelope provided. The Confidential Voting Instruction card must be received by the Trustee no later than July 10, 1998.

     Please note that the voting instructions of individual participants are to be kept confidential by the Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the RRP, please call Bob Carter at (207) 832-7521.


                                       Very truly yours,

                                       The Compensation Committee of
                                       Mid-Coast Bancorp, Inc.


Enclosures


                              [PROXY STATEMENT]

                           MID-COAST BANCORP, INC.
                      1768 Atlantic Highway, Box 589
                           Waldoboro, Maine 04572
                          Telephone (207) 832-7521


      Notice of Annual Meeting of Shareholders to be held July 15, 1998

      NOTICE IS HEREBY GIVEN to the Shareholders of Mid-Coast Bancorp, Inc. ("Bancorp" or the "Holding Company") that the Annual Meeting of such Shareholders will be held at 3:00 p.m. on the 15th day of July, 1998 at the Samoset Resort, Rockport, Maine, for the following purposes:

1.    To vote upon the election of one director for a three-year term;

2. To ratify the appointment of Baker Newman & Noyes as Independent Auditors to Bancorp for the fiscal year ending March 31, 1999; and

3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      The date fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on June 1, 1998.

                                     By Order of the Board of Directors,


                                     /s/ WESLEY E. RICHARDSON
                                         WESLEY E. RICHARDSON
                                         President and Chief Executive Officer

June 5, 1998
Waldoboro, Maine



THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.


                           MID-COAST BANCORP, INC.
                       1768 Atlantic Highway, Box 589
                           Waldoboro, Maine 04572
                          Telephone: (207) 832-7521


                               PROXY STATEMENT


                              GENERAL STATEMENT


      This Proxy Statement has been prepared in connection with the solicitation of proxies by the Board of Directors of the Holding Company for use at the Annual Meeting of Shareholders to be held July 15, 1998, and at any adjournment(s) or postponements thereof (the "Meeting"). The Meeting will be held at 3:00 p.m. at the Samoset Resort, Rockport, Maine. The approximate date of mailing of this Proxy Statement is June 5, 1998.

         RECORD DATE; VOTE REQUIRED FOR APPROVAL; SHAREHOLDER PROPOSAL

      All persons who were shareholders of Bancorp at the close of business on June 1, 1998 (the "Record Date") will be entitled to cast votes at the Meeting. Voting may be by proxy or in person. As of the Record Date, Bancorp had 712,449 shares of common stock, $1.00 par value, having one vote each, outstanding. Bancorp has no other class of equity securities outstanding.

      Holders of one-third of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of transacting business at the Meeting. All matters to be voted on must be approved by the holders of a majority of the votes cast in person or by proxy at the meeting. Abstentions, votes withheld from nominees for directors and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting for purposes of transacting business. With respect to matters to be voted on at the Meeting, in determining whether the requisite number of holders have approved any such matter, abstentions, as well as votes for and against the matter, but not broker non-votes, will be included in the denominator or base against which the number of favorable votes will be measured.

      Each proxy solicited hereby, if properly executed, duly returned to management and not revoked prior to the Meeting, will be voted at the Meeting in accordance with the shareholder's instructions indicated thereon or, in the absence of such direction, as determined by a majority of the Board of Directors. Each shareholder shall have one vote for each share of stock owned of record as of the Record Date.

      A shareholder giving a proxy generally has the power to revoke the proxy at any time before it is exercised by delivering to the Secretary of the Holding Company (Dianne Y. Lawrence, Mid-Coast Bancorp, Inc., 1768 Atlantic Highway, Box 589, Waldoboro, Maine 04572) written instructions revoking it. A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy. A proxy executed by a shareholder who attends the Meeting will be revoked only if the shareholder delivers written instructions to that effect to the Secretary prior to the beginning of the voting.

      In addition to the solicitation of proxies through the mail, proxies may be solicited by officers, directors and regular employees of the Holding Company personally, by telephone or by further correspondence. The cost of soliciting proxies from shareholders will be borne by the Holding Company.

      A shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders of the Holding Company must submit a written proposal to the Secretary of the Holding Company at its office, 1768 Atlantic Highway, Box 589, Waldoboro, Maine 04572 on or before February 5, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      To the knowledge of management of Bancorp, the following shareholders beneficially owned, directly or indirectly, more than 5% of Bancorp's common stock as of May 15, 1998.


                                          Amount and Nature       Percent
Name and Address of Beneficial Owner   of Beneficial Ownership    of Class
------------------------------------   -----------------------    --------

Wesley E. Richardson                         37,200 (1)             5.22
893 North Pond Road
Warren, Maine 04864

-------------------
<F1>  Includes 1,185 shares of common stock subject to options granted to
      Mr. Richardson, all of which are immediately exercisable. Also includes 7,200 shares granted under the Recognition and Retention Plan of Mid-Coast Bancorp, Inc.

      The following table sets forth the amount and percentage of Bancorp's common stock beneficially owned, directly or indirectly, by directors and executive officers of the Holding Company individually, and by directors and executive officers of the Holding Company as a group as of May 15, 1998.

                                            AMOUNT AND
                                            NATURE OF
                                            BENEFICIAL        PERCENT
         NAME                             OWNERSHIP(1)(2)     OF CLASS
----------------------                    ---------------     --------

Robert E. Carter, Jr.                        8,175 (3)           1.15
Samuel Cohen                                27,003 (4)           3.79
Sharon E. Crowe                              6,144 (5)           0.86
Ronald E. Dolloff                            9,066 (6)           1.27
Lincoln O. Orff                             24,909 (7)           3.50
Wesley E. Richardson                        37,200 (8)           5.22
Robert W. Spear                             17,484 (9)           2.45
Waite Weston                                12,885 (10)          1.81

Total owned by directors and executive
 officers as a group (8 persons)           142,866              19.94

-------------------
<F1>   All shares are held individually unless otherwise indicated.
<F2>   Includes restricted stock awards of 900 shares of Common Stock made to each of the outside directors under the Recognition and Retention Plan of Mid-Coast Bancorp, Inc. ("RRP"). Under the RRP, Messrs. Richardson and Carter were also granted restricted stock awards of 7,200 and 4,200 shares of common stock, respectively. Each recipient of a restricted stock award has sole voting, but no investment power, over the shares of common stock covered by the award. The restricted stock awards vest in 20% increments on an annual basis, with the first installment vesting on April 1, 1998.
<F3>   Includes 978 shares held individually by spouse, for which Mr. Carter disclaims beneficial ownership, 789 shares held by his son, over which Mr. Carter exercises voting and investment control, 504 shares held by another son, over which Mr. Carter exercises voting and investment control, and 537 stock options which are exercisable within 60 days.
<F4>   Includes 26,103 shares held jointly with spouse.
<F5>   Includes 1,779 options which are exercisable within 60 days.
<F6>   Includes  8,166 shares held jointly with spouse.
<F7>   Includes 24,009 shares held jointly with spouse.
<F8>   Includes 7,956 shares held jointly with spouse, 3,612 shares held individually by spouse, for which Mr. Richardson disclaims beneficial ownership, and 1,185 stock options which are immediately exercisable.
<F9>   Includes 6,195 shares held jointly with spouse, 768 shares held individually by spouse and 1,149 stock options which are exercisable within 60 days.
<F10>  Includes 9,534 shares held jointly with spouse.

PROPOSAL 1 - ELECTION OF DIRECTORS

      The following table shows the name, age, and position during the past five years of the nominee for election as director and the length of time he has served as a director. The term will be three years.

      Unless otherwise specified on the proxies received by the Holding Company, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the person named in the following table to be director of the Holding Company for a three-year term, and until his successor is elected and qualified. There are no arrangements or understandings between any nominee or director and any other person pursuant to which any such person was or is selected as a director or nominee.

Nominee for Three-Year Term Expiring 2001

                                      Director
                               Age     Since      Position
                               ---    --------    --------

      Wesley E. Richardson     55       1989      Director

WESLEY E. RICHARDSON, has been President, Chief Executive Officer and Treasurer of the Bank since 1985. He is Vice President of Tanglewood, a 4H camp, a trustee of Northeast Healthcare and a member of the Rockland Rotary.

While management has no reason to believe that the nominee for the office of director will, prior to the date of the meeting, refuse or become unable to accept the nomination, if such nominee should refuse or become unable to accept it is the intention of the persons named in the proxy to vote for such other person or persons for office of director as management may recommend.

DIRECTORS WHO WILL CONTINUE IN OFFICE AFTER THE MEETING

                               Director    Term
             Name               Since*    Expires    Age
      ------------------       --------   -------    ---

      Samuel Cohen               1990      1999      57
      Sharon E. Crowe            1994      2000      43
      Ronald E. Dolloff          1988      1999      61
      Lincoln O. Orff            1990      1999      66
      Robert W. Spear            1976      2000      57
      Waite W. Weston            1967      2000      57

-------------------
<F*>  Includes service as director of the Bank prior to the formation of`the
      Holding Company.

SAMUEL COHEN is an attorney in Waldoboro. He is a past member of the Waldoboro Planning Board and the M.S.A.D. #40 School Board. He is currently a member of the American Legion, the Masons, the Lincoln County Bar Association and the Maine Trial Lawyers Association. Mr. Cohen is also a member of the Maine and Massachusetts Bars.

SHARON E. CROWE, since 1988, has served as the Director of Safety for Crowe Rope Company and is currently employed in the field of public relations and marketing by Sebasticook Valley Hospital. In addition, she operates a consulting firm specializing in safety and employee relations issues. Ms. Crowe is a member and recent past president of Rockland Rotary Club and is a Rotary International Paul Harris Fellow. She is also an alumnus of the Leadership Maine Program.

RONALD E. DOLLOFF retired as the principal of Medomak Valley High School in 1994. Mr. Dolloff has been employed in education since 1956 and is a retired member of the Maine and National Secondary Principals Associations. Mr. Dolloff is a former selectman, assessor and acting Town Manager of Waldoboro and currently serves as treasurer, organist and minister of the Waldoboro United Methodist Church.

LINCOLN O. ORFF is a real estate broker in Jefferson, Maine. He is a Past Master of the Riverside Lodge, Past Patron of the Eastern Star and the former owner of the Tilton Agency, an insurance agency located in Jefferson, Maine. He served 34 years as First Selectman of Jefferson and he also serves as the secretary of The Windsor Agricultural Fair.

ROBERT W. SPEAR, the Vice Chairman of the Board, owns and operates Spear Farm, Inc., a 450 acre dairy and crop operation. Mr. Spear is Chairman of the Board of Selectmen for the Town of Nobleboro, Maine, and is State Representative for District 59 in the Maine House of Representatives.

WAITE W. WESTON, the Chairman of the Board, owns and operates Weston's Hardware, a family business that has been in existence since 1921.


The Board of Directors and Its Committees

      As required by Section 14 of Article II of the Holding Company's bylaws, only persons who are nominated in accordance with the procedures set
forth in section 14 shall be eligible for election as directors.   No
nominations for directors (except those made by or at the direction of the board of directors) shall be voted upon at the Meeting unless shareholders submit in writing and deliver such nominations to the principal executive offices of the Holding Company not less than 30 nor more than 90 days prior to the date of the Meeting. In the event that less than 40 days prior notice or public disclosure of the date of the Meeting is given to shareholders, written nominations by shareholders must be delivered to the principal executive offices no later than the close of business on the tenth day following the day on which notice of the annual meeting was given.

      During the Holding Company's fiscal year ended March 31, 1998, the Board of Directors held 21 regular meetings. The directors of the Holding Company do not receive any fees from the Holding Company for attendance at these meetings.

      The Chairman and Vice Chairman of the Board of Directors of the Bank receive annual retainers of $2,000 and $1,000, respectively. Directors of the Bank receive $250 for each board meeting attended, and $50 for each committee meeting attended. Committee appointments are made yearly in August of the given fiscal year. The Bank's Board of Directors met 21 times and during the fiscal year ended March 31, 1998, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of which such director was a member.

      The Board of Directors has a standing Security Committee which is responsible for assessing the adequacy of the value of real estate pledged as collateral for mortgage loans. The Security Committee consists of Messrs. Spear, Orff, and Dolloff. During the fiscal year, the Security Committee met 50 times.

      The Bank also has an Executive Committee which consists of Messrs. Spear, Weston, Dolloff, Cohen and Richardson. The Executive Committee, when the Board of Directors is not in session, may exercise certain powers of the Board of Directors. During the fiscal year, the Executive Committee met 11 times.

      The Holding Company's audit committee consists of Messrs. Weston, Spear, and Orff. The audit committee ensures that internal controls are adequate and that financial disclosures made by management portray the Holding Company's and the Bank's financial condition and results of operations. The committee also maintains contact with, and nominates, the independent auditor.

      Finally, the Bank has a Compensation Committee which is responsible for establishing guidelines for management and employee compensation. The Compensation Committee met eight times during the fiscal year ended March 31, 1998. The Compensation Committee consists of Ms. Crowe and Messrs. Orff and Richardson. Mr. Richardson abstains from voting on all matters relating to his compensation.


Executive Officers Who Are Not Directors

ROBERT E. CARTER, JR., 47, has been Vice President of the Bank since 1988 and Vice President of the Holding Company since its incorporation. Mr. Carter is a director of Mid-Coast Childrens Services, a pre-school agency for children with special needs, President of Knox Suburban Little League, secretary of Medomak Valley High School All Sports Boosters and serves on local community scholarship committees.

Executive Compensation

      During the fiscal year ended March 31, 1998, the Holding Company did not pay any compensation to its officers and directors.

      The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Holding Company's President, Treasurer and Chief Executive Officer for the last three fiscal years ended March 31, 1998.

                                   Annual Compensation                               Long Term Compensation
                        -----------------------------------------   ------------------------------------------------------
                                                                            Awards             Payouts
                                                                    -----------------------   ----------
                                                                                 Securities
                                                      Other         Restricted   Underlying
      Name and                                        Annual          Stock       Options/       LTIP         All Other
 Principal Position     Year   Salary    Bonus    Compensation(1)    Award(2)       SARs      Payouts(3)   Compensation(4)
--------------------    ----   -------   ------   ---------------   ----------   ----------   ----------   ---------------

Wesley E. Richardson    1998   $86,991   $6,531       $3,600         $46,800       ------       ------         $2,195
 President, Treasurer   1997   $82,067    -----       $3,600          ------       ------       ------         $2,637
 and CEO                1996   $82,067   $8,730       $3,600          ------       ------       ------         $1,584

-------------------
<F1>  Includes an annual mileage allowance for Mr. Richardson.
<F2>  Pursuant to the RRP, Mr. Richardson was awarded 7,200 shares of restricted stock, as of July 16, 1997, which vest in 20% increments on an annual basis, with the first installment vesting on April 1, 1998. The dollar amounts shown in the table of 1998 are based on the closing price of a share of common stock on July 16, 1997, which was $6.50. The aggregate fair market value of the restricted stock awards made to Mr. Richardson was $99,562 at March 31, 1998, based on a closing price of $13.828 per share. Dividends attributable to such shares are paid to individuals on the payment date for such dividends.
<F3>  Neither the Holding Company nor the Bank has a Long-term Incentive
      Plan
<F4>  Includes amounts paid on behalf of Mr. Richardson for group life insurance and medical coverage. In addition, the Bank makes an annual contribution to its benefit plan on behalf of Mr. Richardson and all other eligible employees. The plan administrator, Pentegra, formerly known as Financial Institutions Retirement Fund, is unable to determine the contribution made by the Bank attributable to Mr. Richardson or any other employee individually. See discussion under "Pension Plan."

Compliance with Section 16(a) of the Exchange Act

      Section 16 of the Exchange Act requires the Holding Company's executive officers and directors, and any person owning more than ten percent (10%) of a class of the Holding Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").

      Director Weston failed to file a Form 4 in a timely manner reporting the purchase of 1,500 shares of common stock. The transaction has been reported on Form 5, and Director Weston is now current in his Section 16(a) filings.

      Mr. Lincoln Davis, III, a former director failed to file a Form 4 in a timely manner reporting the sale of 1,500 shares of common stock. The transaction has been reported on Form 5, and Mr. Davis is now current in his
Section 16(a) filings.

      Based solely upon a review of the reports filed with the SEC and furnished to the Holding Company, as well as information furnished to the Holding Company by various reporting persons, the Holding Company believes that all other Section 16(a) filing requirements were complied with.

Employment Agreement

      On March 31, 1993, the Bank and the Holding Company entered into an employment agreement with Wesley E. Richardson as President of the Bank and the Holding Company. The employment agreement provides for an automatic extension for an additional year on each anniversary date of the employment agreement, commencing with the second anniversary date, unless contrary notice is given by the Bank, the Holding Company or Mr. Richardson. The base salary payable to Mr. Richardson under the employment agreement for fiscal year 1998 was $86,991. The employment agreement also provides for participation in discretionary bonuses, stock option, retirement and other benefit plans.

      In addition, the employment agreement provides for a severance payment equal to 2.99 times the average annual compensation paid to Mr. Richardson and includable in his gross income, for federal income tax purposes, during the five calendar years preceding the taxable year in which the date of termination occurs in the event of termination of employment by Mr. Richardson for "good reason" following a change in control of the Holding Company or the Bank. "Good reason" includes a breach by either the Holding Company or the Bank of the agreement and, subsequent to a change in control of the Holding Company or the Bank, the assignment of Mr. Richardson to duties inconsistent with those performed immediately prior to the change in control, a change in Mr. Richardson's reporting responsibilities, title of office, a reduction in annual salary or failure of the Bank or the Holding Company to continue for him any bonus, benefit or compensation plan. The term "change in control" as defined in the agreement includes, but is not limited to, the following: (1) the acquisition of beneficial ownership by certain individuals of 25% or more of the combined voting power of the Holding Company's or the Bank's then outstanding securities; or (2) during any period of two consecutive years, a change in the majority of the Board of Directors of the Holding Company or the Bank for any reason unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      If Mr. Richardson terminates his employment for good reason following a change in control, such severance payments will be paid in a lump sum on or before the fifth day following the date of termination. However, if the severance payment would be deemed to constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the severance payment will be reduced to the extent necessary to ensure that no portion of the severance payment is subject to the excise tax imposed by Section 4999 of the Code.

      If Mr. Richardson terminates his employment at any time for breach of contract by the Bank or the Holding Company, which termination is not preceded by a change of control, or the Bank or the Holding Company terminates his employment for other than just cause, he will receive periodic severance payments over a period not to exceed two years in the amount not to exceed 2.99 times his current salary in effect at the date of termination

      The agreement with Mr. Richardson, to the extent that it increases the cost of any acquisition of control of the Holding Company, could be deemed to have an anti-takeover effect. Assuming that Mr. Richardson continues to earn his current base salary, his maximum severance payments upon a change in control will approximate $240,148. As a result, the agreement may tend to perpetuate existing management by discouraging takeover attempts which may be deemed by certain shareholders to be in their best interest and which might be at prices in excess of the then current market value of the common stock.

Certain Transactions and Relationships with Management and Others

      The Bank has extended real estate or consumer loans to certain of its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and, in the judgement of management, do not involve more than the normal risk of noncollectibility or other unfavorable features. In this regard, extension of credit to executive officers and directors is in full compliance with Section 22(h) of the Federal Reserve Act.

Pension Plan

      The Bank maintains a qualified, noncontributory, defined benefit pension plan (the "Pension Plan") for the benefit of its employees. The Pension Plan is administered by Pentegra. All employees participate in the Pension Plan upon the attainment of age 21 and the completion of one year of service. Retirement benefits are fully vested after five years of service or age 65. There are no deductions for Social Security or other offset amounts under the Pension Plan.

      Beginning July 1, 1991, the Pension Plan changed to an integrated plan with Social Security. The current plan uses the year of birth of a participant employee as an additional factor in calculating the retirement benefit, along with the highest five consecutive years' average salary, and the number of years of benefit service.

      The Pension Plan provides an early retirement allowance for participants who commence benefits prior to age 65 after becoming partially or fully vested. The vested accrued benefit otherwise payable at age 65 is reduced by applying an early retirement factor based on the participants age and vesting service when payments begin. Provisions in the Pension Plan, allows for benefits to be delayed after age 65.

      The Pension Plan is qualified under Section 401(a) of the Code and is being administered in accordance with all applicable legal requirements.

      The Bank makes contributions in an amount sufficient to fund the Pension Plan's normal cost of pension benefits and the one-year term cost of death and disability benefits and to amortize unfunded accrued liabilities to the extent required by law.

      The following table illustrates annual pension benefits for a participant retiring in 1997 at age 65, for various levels of compensation and years of service.

              ANNUAL PENSION BENEFITS BASED ON YEAR OF SERVICE

        Average
      Compensation    15 Years    20 Years    30 Years    40 Years
      ------------    --------    --------    --------    --------

        $ 20,000      $  3,000    $  4,000    $  6,000    $  8,000
          40,000         6,693       8,924      13,387      17,849
          60,000        11,193      14,924      22,387      29,849
          80,000        15,693      20,924      31,387      41,849
         100,000        20,193      26,924      40,387      53,849

      Estimated annual retirement benefits under the Bank's pension plan at the normal retirement date computed upon the basis of present salary level would be $24,860 for Mr. Richardson. Mr. Richardson presently has 14 years of service for purposes of the Pension Plan.

401(k) Plan

      On April 21, 1994, the Bank adopted a 401(k) plan for the benefit of the Bank's employees. The Plan is a tax-exempt, trusteed savings plan sponsored by the Financial Institutions Thrift Plan. Generally, an employee is eligible to become a Participant on the first day of the month after she completes one year of employment and becomes 21 years of age. Participants may elect to make personal contributions from 1% to 15% of their eligible compensation to the Plan. Beginning in July 1996, the Bank approved a matching contribution to Participants in the 401(k) Plan. The Bank matches 50% of the first 6% invested by the Participant employee.

Stock Option Plan

      The Holding Company has in effect an Option Plan, under which an amount equal to 10% of the common stock of the Holding Company is reserved from the authorized but unissued common stock of the Holding Company for future issuance upon exercise of stock options granted to certain key employees and to directors of the Holding Company and the Bank from time to time. The purpose of the Option Plan is to encourage the retention of such key employees and directors by facilitating their purchase of a stock interest in the Holding Company. The Option Plan is intended to provide for the granting of "incentive stock options" under Section 422A of the Code to employees and non-incentive stock options to directors who are not employees of the Holding Company or the Bank.

      The Option Plan is administered by the Option Committee of the Holding Company's Board of Directors. The Committee selects the employees from the Bank and the Holding Company to whom options are to be granted and the number of shares to be granted.

      Employees selected by the Committee receive, at no cost to them, options under the Option Plan. The option exercise price will be equal to the fair market value of the shares on the date of the grant, and no option will be exercisable after the expiration of 10 years from the date it is granted. The fair market value of the shares will be determined by the Options Committee as specified in the Option Plan. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of decent and distribution, and the option may be exercised only by the employee during the employee's lifetime. Section 422A of the Code limits option grants by providing that during the term of the Option Plan, no grant may be made to any employee owning more than 10% of the shares unless the exercise price is at least 110% of the shares' fair market value and such option is not exercisable more than five years following the option grant. The aggregate fair market value of the stock for which any employee may be granted options in any calendar year may generally not exceed $100,000 plus any "unused limit carryover" ($50,000 per year for each prior year of employment up to three years).

      The Holding Company receives no monetary consideration for granting incentive stock options. Upon the exercise of options, the Holding Company receives payment from optionees in exchange for shares issued. Payment may be made by cash, shares of common stock or a combination of both.

      No federal income tax consequences will be incurred by the Holding Company at the time incentive stock options are granted or exercised, unless the optionee incurs liability for ordinary income tax treatment upon exercise of the option, as discussed below, in which case the Holding Company would be entitled to a deduction equal to the optionee's ordinary income attributable to the options. Provided the employee holds the shares received on exercise of the stock option for the longer of two years after the option was granted or one year after it was exercised, the optionee will realize capital gain (or loss) equal to the proceeds on disposition less the option exercise price paid for shares. However, if the employee sells the shares prior to the expiration of the holding period, the employee must recognize compensation income (and the Holding Company may deduct compensation expense) in the year of disposition equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (not to exceed the gain determined without regard to these rules). In this situation any appreciation between the exercise of the options and the ultimate disposition will also be recognized as capital gain upon disposition.

      In addition to the tax consequences discussed above, the excess of the option price over the fair market value of the optioned stock at the time of the option exercise is required to be treated by an incentive optionee as an item of tax preference for purposes of the alternative minimum tax.

      The Holding Company has granted options to purchase an aggregate of 4,278 shares of common stock of the Holding Company to non-employee members of the Board of Directors of the Holding Company. Options with respect to 1,185 shares have been granted to Mr. Richardson and options with respect to 6,783 shares have also been granted to other executive officers and employees as a group. These options are exercisable at a price per share ranging from $2.47 to $4.68.

      The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of end of last year:

                                                                   Value of
                                                   Number of     Unexercised
                                                 Unexercised     In-the-Money
                          Shares                  Options at      Options at
                         Acquired                  FY-End (#)       FY-End
                            On         Value/    Exercisable/    Exercisable/
        Name            Exercise(#)   Realized   Unexercisable   Unexercisable
--------------------    -----------   --------   -------------   -------------

Wesley E. Richardson      ------      -------     1,185/0 (1)     $11,966 (2)

-------------------
<F1>  All of Mr. Richardson's stock options are immediately exercisable.
<F2>  Based upon a market price of $13.828 at March 31, 1998, minus the exercise price.

Recognition and Retention Plan

      The RRP was adopted by the Board of Directors of the Holding Company and approved by its shareholders at the 1997 Annual Meeting. Similar to the Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Holding Company. The RRP is administered by the members of the Board's Compensation Committee who are disinterested directors ("Compensation Committee"). All costs and expenses of administering the RRP are paid by the Holding Company.

      As required by the terms of the RRP, the Holding Company has established a trust ("Trust") with Merrill Merchants Bank and will contribute, or cause to be contributed, to the Trust, from time to time, funds sufficient to purchase up to 27,621 shares of Common Stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. Shares of Common Stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of Common Stock subject to his Award, whether or not the underlying shares have been vested. Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the Compensation Committee and are awarded to outside directors pursuant to the terms of the RRP. Following shareholder approval of the RRP, on July 16, 1997, the President and Chief Executive Officer of the Holding Company, as well as the Vice President of the Holding Company were granted Restricted Stock Awards with respect to 7,200 and 4,200 shares of Common Stock, respectively. On July 16, 1997, each outside director was granted a Restricted Stock Award with respect to 900 shares of Common Stock. All outstanding Restricted Stock Awards to outside directors will vest and become distributable at the rate of 20% per year, over a five year period, commencing on April 1, 1998, subject to automatic full vesting on the date of the Award holder's death, disability or upon a change in control of the Holding Company. Restricted Stock Awards to eligible employees will vest and become distributable at a rate determined by the Compensation Committee at the time of the grant, subject to automatic full vesting on the date of the Award holder's death, disability, retirement or upon a change in control of the Holding Company.

      The Holding Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

PROPOSAL 2 - RATIFICATION OF BAKER NEWMAN & NOYES AS INDEPENDENT AUDITORS

      Article VII of the Holding Company's bylaws provides that the Holding Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The Board of Directors has appointed the accounting firm of Baker Newman & Noyes to act as independent auditors for the Holding Company for the fiscal year ending March 31, 1999 and recommends a vote FOR the ratification of such appointment.

      A representative of Baker Newman & Noyes will be present at the Meeting. The representative will have an opportunity to make a statement, if so desired, and will be available to answer appropriate questions.

ANNUAL REPORT AND FINANCIAL STATEMENTS

      A copy of the Holding Company's Annual Report to Shareholders for the year ended March 31, 1998 was mailed to shareholders in conjunction with the mailing of the Proxy Statement. Additional copies of the Holding Company's Annual Report to Shareholders may be obtained by written request to the Vice President of the Holding Company at the address indicated below.

UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORDED OWNER OF THE HOLDING COMPANY'S COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE HOLDING COMPANY WILL FURNISH TO SUCH PERSONS, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO ROBERT E. CARTER, JR., MID-COAST BANCORP, INC., 1768 ATLANTIC HIGHWAY, BOX 589, WALDOBORO, MAINE 04572. THE FORM 10-KSB IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                               [PROXY CARD-1]


                               REVOCABLE PROXY
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MID-COAST BANCORP, INC.

      UNDERSIGNED Shareholder(s) of MID-COAST BANCORP, INC. (the "Corporation"), 1768 Atlantic Highway, Waldoboro, Maine 04572, hereby appoint(s) Waite Weston and Robert Spear as their designees, with full powers of substitution, proxies of the undersigned to cast all votes which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held at 3:00 p.m. on July 15, 1998 at the Samoset Resort, Rockport, Maine, and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

1.   Election of the following Director for a three year term:
     Wesley E. Richardson.

                  FOR nominee                WITHHOLD AUTHORITY
                  listed above               to vote for nominee
                                             listed above.
                      [ ]                            [ ]

2. Proposal to ratify the appointment of Baker Newman & Noyes as the Corporation's independent certified public accountants for fiscal year 1999.

            [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

NOTE: THE CORPORATION KNOWS OF NO OTHER BUSINESS TO COME BEFORE THE MEETING.

      The Proxy Holders intend to vote FOR the Directors and proposals listed herein unless marked to the contrary. If any other business should come before the meeting, this Proxy will be voted in accordance with the best judgment of the Proxy Holders. This Proxy will be used only at the July 15, 1998 Annual Meeting or any adjournment(s) or postponements thereof.

      Undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated June 5, 1998 prior to signing this Proxy.

      The Board of Directors recommends a vote FOR all matters to be voted. Please sign, date and return today in the envelope provided. PLEASE SIGN EXACTLY AS SHOWN ON THE REVERSE SIDE OF THIS PROXY. ONLY ONE SIGNATURE IS NEEDED FOR JOINT OWNERSHIP.

                                       -----------------------------------
                                                    Signature

                                       -----------------------------------
                                                    Signature

                                       -----------------------------------
                                                      Date

                                       [ ]  I (We) plan to attend the annual
                                            meeting.


                               [PROXY CARD-2]


                           MID-COAST BANCORP, INC.

                       CONFIDENTIAL VOTING INSTRUCTION

                   SOLICITED BY THE COMPENSATION COMMITTEE
                         OF MID-COAST BANCORP, INC.
                   FOR THE RECOGNITION AND RETENTION PLAN
                         OF MID-COAST BANCORP, INC.


      The undersigned participant of the Recognition and Retention Plan of Mid-Coast Bancorp, Inc. (the "RRP") hereby provides the voting instructions specified to the trustee (the "Trustee") of the RRP trust (the "RRP Trust"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares of common stock of Mid-Coast Bancorp, Inc. that are held by the Trustee, in its capacity as Trustee of the RRP, as of June 1, 1998, at the 1998 Annual Meeting of Shareholders of Mid-Coast Bancorp, Inc. to be held on July 15, 1998, and at any adjournment or postponement thereof.

      As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated June 5, 1998, the Trustee will vote the common stock of Mid-Coast Bancorp, Inc. held by the RRP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Compensation Committee dated June 5, 1998.


      (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)



      The Board of Directors of Mid-Coast Bancorp, Inc. recommends a vote "FOR" the nominee in Proposal No. 1 and "FOR" Proposal No. 2. If this Confidential Voting Instruction is signed but no direction is given, this voting instruction card will be deemed to instruct votes "FOR" the nominee in Proposal No. 1 and "FOR" Proposal No. 2. The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Mid-Coast Bancorp, Inc. or The Waldoboro Bank.

                                           Please mark your votes like this
                                                         [X]

1.  Election of one Director for a term of three years.
    Nominee:  Wesley E. Richardson

To withhold authority to vote FOR the nominee, write the nominee's name in the space provided: _________________________________________________________

                FOR the nominee                  WITHHOLD as to the nominee
        (except as otherwise indicated)                     [ ]
                     [ ]


2. Ratification of the appointment of Baker Newman & Noyes as independent auditors of Mid-Coast Bancorp, Inc. for the fiscal year ending
    March 31, 1999.

                   FOR          AGAINST          ABSTAIN
                   [ ]            [ ]              [ ]

      In its discretion, the Trustee is authorized to vote upon such other business as may come before the 1998 Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustees.

      All proposals listed above in this Confidential Voting Instruction were proposed by Mid-Coast Bancorp, Inc.

      The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Voting Instruction Letter, a Notice of the 1998 Annual Meeting of Shareholders of Mid-Coast Bancorp, Inc., a Proxy Statement dated June 5, 1998 for the Annual Meeting and a 1998 Annual Report to Shareholders.

      Please sign and date below and return promptly in the enclosed postage-paid envelope. Your Confidential Voting Instruction must be received no later than July 10, 1998.

                                 Date  ______________________________________


                                 Signature  _________________________________

                                 Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.